AGREEMENT AND PLAN OF MERGER


                                by and among


                          TIER TECHNOLOGIES, INC.,


                      KINGFISH ACQUISITION CORPORATION


                                    and


                       OFFICIAL PAYMENTS CORPORATION


                          Dated as of May 30, 2002




                             TABLE OF CONTENTS


ARTICLE I           THE OFFER AND THE MERGER..................................1
         Section 1.01        The Offer........................................1
         Section 1.02        Company Actions..................................3
         Section 1.03        Directors........................................5
         Section 1.04        The Merger.......................................6
         Section 1.05        Closing..........................................6
         Section 1.06        Effective Time...................................6
         Section 1.07        Directors and Officers...........................7
         Section 1.08        Stockholders' Meeting; Proxy Statement...........7
         Section 1.09        Merger Without Meeting of Stockholders...........8

ARTICLE II          EFFECT OF THE MERGER ON THECAPITAL STOCK OF THE
                    CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.........8
          Section 2.01        Effect on Capital Stock..........................8
          Section 2.02        Exchange of Certificates.........................9
          Section 2.03        Dissenting Shares...............................10
          Section 2.04        Company Stock Option Plans......................11
          Section 2.05        Further Assurances..............................12

ARTICLE III         REPRESENTATIONS AND WARRANTIES...........................12
         Section 3.01        Representations and Warranties of the Company...12
         Section 3.02        Representations and Warranties of Parent........24

ARTICLE IV          COVENANTS RELATING TO CONDUCT OF BUSINESS................26
         Section 4.01        Conduct of Business of the Company..............26
         Section 4.02        No Solicitation by the Company..................29
         Section 4.03        Third Party Standstill Agreements...............32

ARTICLE V           ADDITIONAL AGREEMENTS....................................32
         Section 5.01        Access to Information; Confidentiality..........32
         Section 5.02        Reasonable Best Efforts; Cooperation............32
         Section 5.03        Indemnification, Exculpation and Insurance......33
         Section 5.04        Fees and Expenses...............................34
         Section 5.05        Public Announcements............................35
         Section 5.06        Employee Matters................................35
         Section 5.07        Purchaser Compliance............................37
         Section 5.08        Certain Litigation..............................37
         Section 5.09        Consents........................................37

ARTICLE VI          CONDITIONS PRECEDENT.....................................37
         Section 6.01        Conditions to Each Party's Obligation to
                             Effect the Merger...............................37

ARTICLE VII         TERMINATION, AMENDMENT AND WAIVER........................38
         Section 7.01        Termination.....................................38
         Section 7.02        Effect of Termination...........................40
         Section 7.03        Amendment.......................................40
         Section 7.04        Extension; Waiver...............................40

ARTICLE VIII GENERAL PROVISIONS..............................................40
         Section 8.01        Nonsurvival of Representations and Warranties...41
         Section 8.02        Notices.........................................41
         Section 8.03        Definitions.....................................41
         Section 8.04        Interpretation..................................43
         Section 8.05        Counterparts....................................43
         Section 8.06        Entire Agreement; No Third-Party Beneficiaries..43
         Section 8.07        Governing Law...................................43
         Section 8.08        Assignment......................................44
         Section 8.09        Consent to Jurisdiction.........................44
         Section 8.10        Headings........................................44
         Section 8.11        Severability....................................44



                               INDEX OF TERMS


affiliate....................................................................41
Agreement.....................................................................1
Certificate of Merger.........................................................6
Certificates..................................................................9
Change in Control............................................................36
CIBC.........................................................................20
Closing.......................................................................6
Closing Date..................................................................6
Code.........................................................................11
Company.......................................................................1
Company Acquisition Agreement................................................30
Company Benefit Plans........................................................17
Company Board.................................................................3
Company Common Stock..........................................................1
Company Disclosure Schedule..................................................12
Company Employee.............................................................35
Company Filed SEC Documents..................................................16
Company Intellectual Property................................................20
Company Notice...............................................................29
Company Permits..............................................................17
Company SEC Documents........................................................15
Company Stock Option.........................................................13
Company Stock Option Plans...................................................13
Company Stock Options........................................................14
Company Stockholder Approval.................................................20
Company Stockholders Meeting..................................................7
Company Subsidiary...........................................................13
Company Superior Proposal....................................................30
Company Takeover Proposal....................................................30
Confidential Contracts.......................................................21
Confidentiality Agreement....................................................31
Continuing Employees.........................................................34
Contracts....................................................................22
control......................................................................41
Control Time.................................................................26
D&O Insurance................................................................33
defined benefit..............................................................18
DGCL..........................................................................6
Dissenting Shares............................................................11
Effective Time................................................................6
Environmental Law............................................................41
Environmental Permit.........................................................41
ERISA........................................................................18
ERISA Affiliate..............................................................17
Exchange Act..................................................................2
Exchange Agent................................................................9
Governmental Entity..........................................................14
Hazardous Substances.........................................................41
HSR Act......................................................................15
Intellectual Property........................................................20
Key Employee.................................................................35
knowledge....................................................................42
Leased Real Property.........................................................23
Liens........................................................................13
material adverse change......................................................41
material adverse effect......................................................41
Merger........................................................................6
Merger Consideration..........................................................8
Minimum Condition.............................................................2
Offer.........................................................................1
Offer Documents...............................................................3
Offer Price...................................................................2
Offer to Purchase.............................................................2
Original Directors............................................................5
Parent........................................................................1
person.......................................................................42
Pre-Termination Takeover Proposal Event......................................34
Proxy Statement...............................................................7
Purchase Date.................................................................2
Purchaser.....................................................................1
Purchaser Common Stock........................................................8
Restraints...................................................................37
Schedule 14D-9................................................................4
Schedule TO...................................................................3
SEC...........................................................................2
Securities Act...............................................................15
Shares........................................................................1
Significant Local Clients....................................................14
Stockholders..................................................................1
subsidiary...................................................................42
Surviving Corporation.........................................................6
Taxes........................................................................19
Transactions..................................................................4
without limitation...........................................................42




                        AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 30, 2002 by and among Official Payments Corporation, a Delaware corporation (the "Company"), Tier Technologies, Inc., a California corporation ("Parent"), and Kingfish Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                  WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved, and each deem it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions (as defined in Section 1.02(a)) and also to prescribe various conditions to the Transactions; and

                  WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and Purchaser are entering into a stockholders agreement with each of Comerica Incorporated, Beranson Holdings, Inc. and Michaella Stern (collectively, the "Stockholders"), pursuant to which, among other things, each Stockholders has agreed to vote such Shares (as defined in Section 1.01(a)) then owned by the Stockholder in favor of the Merger, to grant Parent an irrevocable proxy to vote such Shares and to tender all Shares then owned by such Stockholder to Parent or Purchaser, as applicable, in accordance with the Offer.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                 ARTICLE I

                          THE OFFER AND THE MERGER

         Section 1.01 The Offer.

         (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.01 and none of the events set forth in Annex A shall have occurred and be continuing, as promptly as practicable (but in no event later than seven business days after the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of the Company ("Company Common Stock"), at a price of $3.00 per Share, which price shall be, subject to any required withholding of taxes, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"). The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to (A) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that number of Shares which represents at least a majority of the Shares outstanding on a fully-diluted basis (the "Minimum Condition") and (B) the conditions set forth in Annex A hereto. For purposes of this Agreement, "fully-diluted basis" means giving effect to the conversion or exercise of all options exercisable or convertible into Shares at an exercise price of $3.00 or less per Share, whether or not exercised or converted at the time of determination. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Purchaser reserves the right in its sole discretion to increase the price per share payable in the Offer (and to extend the Offer in connection with any such increase so as to comply with the applicable rules and regulations of the SEC) and to waive any of the conditions to the Offer, except that without the consent of the Company, Purchaser shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) modify or add to the conditions set forth in Annex A hereto or otherwise amend the Offer in any manner adverse to the holders of the Shares, (iv) except as provided for below in this Section 1.01(a), extend the Offer or (v) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer from time to time, in its sole discretion, if, at the initial expiration date of the Offer (which initial expiration date shall be 20 business days following commencement of the Offer) or any extension thereof, any of the conditions to Purchaser's obligation to purchase Shares set forth in Annex A shall not be satisfied or waived, until such time as such conditions are satisfied or waived and (ii) extend the Offer for any period required by any rule, regulation, interpretation or positions of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. On the terms and subject to the conditions of the Offer and this Agreement, Purchaser shall, and Parent shall cause Purchaser to, pay for all Shares validly tendered and not withdrawn pursuant to the Offer that Purchaser becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer; provided, however, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 100% of the outstanding Shares on a fully-diluted basis, Purchaser may (x) extend from time to time the Offer for a period not to exceed fifteen business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, provided that upon such extension Parent and Purchaser shall be deemed to have waived all of the conditions set forth in Annex A other than the Minimum Condition; provided, further, that in no event shall Purchaser extend the Offer beyond the last business day of the month in which the Minimum Condition has been satisfied and all conditions set forth in Annex A have been satisfied or waived; or (y) amend the Offer to include a "subsequent offering period" not to exceed twenty business days to the extent permitted under Rule 14d-11 under the Exchange Act, if available. The date on which Purchaser shall purchase and pay for Shares tendered pursuant to the Offer shall hereinafter be referred to as the "Purchase Date" On or prior to the date that Purchaser becomes obligated to accept for payment and pay for Shares pursuant to the Offer, Parent will provide or cause to be provided to Purchaser the funds necessary to pay for all Shares that the Purchaser becomes so obligated to accept for payment and pay for pursuant to the Offer.

         (b) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents". Parent and Purchaser jointly and severally represent and warrant to the Company that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company for inclusion in the Offer Documents. The Company represents and warrants to Parent and Purchaser that the information supplied in writing by the Company for inclusion in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Purchaser agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its outside counsel shall be given the opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and Purchaser will provide the Company and its outside counsel in writing with any comments, whether written or oral, Parent, Purchaser or their outside counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         Section 1.02 Company Actions.

         (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company (the "Company Board") at a meeting duly called and held, has (i) determined that each of the Agreement, the Offer and the Merger (as defined in Section 1.04) are fair to, advisable and in the best interests of the stockholders of the Company,
(ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions"), and
(iii) resolved to recommend that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended in accordance with the provisions of Section 4.02.

         (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 4.02, contain the recommendation referred to in clause (iii) of Section 1.02(a) hereof. The Company represents and warrants to Parent and Purchaser that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or Purchaser for inclusion in the Schedule 14D-9. Parent and Purchaser jointly and severally represent and warrant to the Company that the information supplied in writing by Parent and Purchaser for inclusion in the Schedule 14D-9 will not contain any untrue statement of material fact or omit to state such material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which such statement was made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its outside counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their outside counsel with any comments, whether written or oral, that the Company or its outside counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

         (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all recordholders of the Shares as of a recent date, and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information, labels, listings and files then in its possession or the possession of its agents or representatives.

         Section 1.03 Directors. Promptly upon the purchase of and payment for any Shares by Parent or Purchaser pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of (x) the total number of directors on the Company Board (giving effect to the election of the directors designated by Parent pursuant to this sentence) and (y) the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Parent, use its reasonable best efforts promptly either to increase the size of the Company Board or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected to the Company Board, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to have appropriate representation on each committee of the Company Board. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this
Section 1.03, including mailing to stockholders (as part of the Schedule 14D-9 or otherwise) the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company Board (provided that Purchaser shall have provided to the Company on a timely basis all information required to be included with respect to Purchaser's designees). Parent shall supply to the Company in writing, and be solely responsible for, any information with respect to itself and its nominees, officers, directors and affiliates required by the aforementioned
Section 14(f) and Rule 14f-1. In the event that Parent's designees are elected to the Company Board, until the Effective Time (as hereinafter defined), the Company Board shall have at least three directors who are directors on the date hereof (the "Original Directors"); provided that, in such event, if the number of Original Directors shall be reduced below three for any reason whatsoever, any remaining Original Directors (or Original Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Original Directors for purposes of this Agreement or, if no Original Director then remains, the other directors shall designate three persons to fill such vacancies who shall not be stockholders, affiliates or associates of Parent or Purchaser, and such persons shall be deemed to be Original Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company Board prior to the Effective Time, the affirmative vote of a majority of the Original Directors shall be required for the Company to (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Purchaser's respective obligations hereunder, (d) take any other action by the Company Board under or in connection with this Agreement, or (e) approve any other action by the Company which could adversely affect the interests of the stockholders of the Company (other than Parent, Purchaser and their affiliates (other than the Company and its Subsidiaries)), with respect to the Transactions.

         Section 1.04 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and, in accordance with the Delaware General Corporation Law (the "DGCL"), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.04. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time (as hereinafter defined), shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (y) the by-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 1.05 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of all the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036 or at such other location as is agreed to by the parties.

         Section 1.06 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as is agreed upon by the parties and specified in the Certificate of Merger, such time being referred to herein as the "Effective Time."

         Section 1.07 Directors and Officers. The directors of Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

         Section 1.08 Stockholders' Meeting; Proxy Statement.

         (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                  (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                  (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its outside counsel;

                  (iii) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

                  (iv) use commercially reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and shall take such other actions that are reasonably necessary or advisable to secure any vote or consent of stockholders required by Delaware law, the Company's certificate of incorporation or bylaws, or applicable law to effect the Merger.

         (b) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other subsidiaries or affiliates controlled by Parent in favor of the approval of the Merger and the approval and adoption of this Agreement.

         Section 1.09 Merger Without Meeting of Stockholders. Notwithstanding Section 1.08, in the event that Parent, Purchaser and any other subsidiaries of Parent shall acquire in the aggregate a number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Purchaser or the Company to cause the Merger to become effective without a meeting of stockholders of the Company, the parties hereto shall, subject to Article IV, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                ARTICLE II

        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                  CORPORATIONS; EXCHANGE OF CERTIFICATES

         Section 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of Purchaser (the "Purchaser Common Stock"):

         (a) Capital Stock of Purchaser. Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each Share held in the Company's treasury or by any of the Company's subsidiaries, Parent or any of Parent's subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (c) Conversion of Company Common Stock. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.01(b) and other than any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.02. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest or dividends, upon the surrender of such certificate in accordance with Section 2.02.

         Section 2.02 Exchange of Certificates.

         (a) Exchange Agent. Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Exchange Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.01(c). At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.01(c). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to holders of the Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.01 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent and such other documents as may reasonably by required by the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this
Section 2.02.

         (c) Transfer Books; No Further Ownership Rights in the Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to those Shares theretofore represented by the Certificate. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

         (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest or dividends thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, Purchaser or the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (e) Lost, Stolen or Destroyed Certificates. In the event any Certificates will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will issue the Merger Consideration pursuant to Section 2.02(b) deliverable in respect of the Shares represented by such lost, stolen or destroyed Certificates.

         (f) Withholding Taxes. Parent and Purchaser will be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser.

         Section 2.03 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, any Shares as to which the holder thereof has properly demanded appraisal with respect to the Merger in accordance with Section 262 of the DGCL, otherwise has complied with all of the provisions of the DGCL concerning the right of holders of Shares to require appraisal of their Shares, and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal (the "Dissenting Shares") shall not be converted into or represent a right to receive cash pursuant to Section 2.01, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

         (a) Notwithstanding the provisions of Section 2.03(a), if any holder of Shares who demands appraisal of his Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) such holder's right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.01(c), without interest or dividends, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.02.

         (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

         Section 2.04 Company Stock Option Plans

         (a) The Company shall take all actions necessary or appropriate to provide that each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") granted under any stock option or stock purchase plan, program or agreement to which the Company or any of its subsidiaries is a party which is outstanding immediately prior to the consummation of the Offer, whether or not then exercisable, shall be cancelled as of the consummation of the Offer and the holder thereof shall be entitled only to the right to receive an amount in cash payable at the time of cancellation of such Company Stock Option equal to the product of
(A) the excess, if any, of (x) the Offer Price over (y) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option. Such cash payment shall be subject to and reduced by all applicable federal, state and local Taxes to be withheld in respect of such payment. The surrender of an Option in exchange for the consideration contemplated by this Section 2.04(a) shall be deemed a release of any and all rights the Option Holder had or may have had in respect thereof.

         (b) The Company shall take all actions necessary to provide that, upon the consummation of the Offer, (i) the Company Stock Option Plans and any similar plan or agreement of the Company shall be terminated, (ii) any rights under any other plan, program, agreement or arrangement to the issuance or grant of any other interest in respect of the capital stock of the Company or the Company Subsidiary shall be terminated, and (iii) no holder of any Company Stock Option will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Company Stock Option. The Board of Directors of the Company (or an appropriate committee thereof) has adopted resolutions which provide that, effective as of the consummation of the Offer (i) the Company Stock Option Plans (and any similar plan or agreement of the Company which provides for the grant of options to purchase Shares) shall be terminated; (ii) any rights under the Company Stock Options shall be cancelled in accordance with the provisions of Section 2.04(a); and
(iii) no holder of any Company Stock Option will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Company Stock Option.

         Section 2.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either constituent corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporation and otherwise to carry out the purposes of this Agreement.

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

         Section 3.01 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

         (a) Organization, Standing and Corporate Power. Each of the Company and the Company Subsidiary (as defined in Section 3.01(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. Each of the Company and the Company Subsidiary is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have, individually or in the aggregate, a material adverse effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws (or similar organizational documents) of the Company and the Company Subsidiary.

         (b) Subsidiaries. As of the date of this Agreement, Official Payments UK, Ltd. (the "Company Subsidiary") is the only subsidiary of the Company and, except in connection with activities relating to its organization, has had no operating activities from the time of organization until the date of this Agreement. All of the outstanding share capital of the Company Subsidiary (i) has been validly issued and is fully paid and nonassessable, (ii) is owned directly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) is free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

         (c) Capital Structure. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, par value $.01 per share. As of May 15, 2002: (i) 22,932,876 shares of Company Common Stock were issued and outstanding and (ii) no shares of Company Common Stock were held by the Company in its treasury or by the Company Subsidiary. At the close of business on May 15, 2002: 8,900,000 shares of Company Common Stock were reserved for issuance in the aggregate pursuant to the Official Payments Corporation 1999 Stock Incentive Plan and the Official Payments Corporation 2000 Stock Incentive Plan (collectively, the "Company Stock Option Plans"), of which 5,765,172 shares were subject to outstanding Company Stock Options. Section 3.01(c) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of May 15, 2002, of each outstanding option to purchase shares of Company Common Stock issued under any Company Stock Option Plan (collectively, the "Company Stock Options"), including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto and whether the option is vested and exercisable. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), except for changes since May 15, 2002 resulting from the issuance of shares of Company Common Stock or Company Stock Options pursuant to the Company Stock Option Plans as permitted by Section 4.01(b), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company and (C) any warrants, calls, or options to acquire from the Company, or obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (y) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. Other than the Company Subsidiary, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

         (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.01(l)), to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any third party, or result in the creation of any Lien upon any of the properties or assets of the Company under, (i) the certificate of incorporation or by-laws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease Contract or other contract, instrument, permit, or license to which the Company is a party or by which the Company or the Company's properties or assets is bound or affected or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Company's properties or assets, other than, (A) in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not (x) have a material adverse effect on the Company or
(y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement and (B) in the case of clause (ii), any consents, violations or rights of termination that arise in connection with the Company's agreements with municipal or county Governmental Entities other than those Governmental Entities listed in
Section 3.01(p) of the Company Disclosure Schedule (the "Significant Local Clients"). No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for: (1) the filing with the SEC of (A) the Schedule 14D-9 and, if applicable, the Proxy Statement, and (B) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the Transactions; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act), and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions, if applicable, and the expiration of any waiting periods thereunder; (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not (x) have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement; and (5) consents from or notices to any municipal or county Governmental Entity solely in a contractual capacity as clients of the Company other than the Significant Local Clients.

         (e) Reports; Financial Statements. The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2000 (the "Company SEC Documents"). As of their respective dates or if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed or if amended, as of the date of the last such amendment (as supplemented by subsequently filed Company SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC or if amended, as of the date of the last such amendment, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reasonably reflected in such financial statements or in the notes thereto,
(B) for liabilities incurred in connection with this Agreement or the Transactions, a reasonable estimate of which has been disclosed to Parent by Company, or (C) for liabilities incurred in the ordinary course of business since the respective dates of such financial statements, neither the Company nor any of its subsidiaries has any undisclosed liabilities or obligations of any nature, whether accrued, absolute or contingent, required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto, which would have, individually or in the aggregate, a material adverse effect on the Company.

         (f) Information Supplied. In addition to the representations and warranties of the Company contained in Sections 1.01(b) and 1.02(b), the Proxy Statement, if any, will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information that Parent or Purchaser supplied to them for inclusion therein or for incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Transactions, as permitted under Section 4.01 hereof or as set forth in the Company Disclosure Schedule, since December 31, 2001, the Company has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in the Company, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (3) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock under the Company Stock Option Plans, (4) (A) any granting by the Company to any director or executive officer of the Company of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or in connection with the hiring or promotion of any such executive officer or increases required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), (B) any granting by the Company to any such director or executive officer of any increase in severance or termination pay, except in the ordinary course of business or in connection with the hiring or promotion of any such executive officer, or (C) any entry by the Company into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such director or executive officer, other than in the ordinary course of business or in connection with the hiring or promotion of any such executive officer, (5) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, (6) any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (7) any incurrence of a material liability or obligation, whether direct, indirect, or contingent, outside of the ordinary course of business or as otherwise reflected in the most recent interim financial statements included in the Company Filed SEC Documents or the April 2002 interim financial statements delivered by the Company to Purchaser or (8) any agreement to do any of the foregoing.

         (h) Compliance with Applicable Laws; Litigation. The Company holds all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of the Company as currently conducted (collectively, the "Company Permits"), except where the failure to have any such Company Permits would not have, individually or in the aggregate, a material adverse effect on the Company. The Company is in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply would not have, individually or in the aggregate, a material adverse effect on the Company. As of the date of this Agreement, no action, demand, suspension, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or any of the Company's assets, properties or business, or to the knowledge of the Company, against or involving any of the present or former directors, officers, employees, consultants or agents of the Company with respect to the Company, is pending or, to the knowledge (as defined in Section 8.03) of the Company, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not (i) have a material adverse effect on the Company or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

         (i) Benefit Plans. Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of all employee benefit plans, material policies and practices (whether or not subject to ERISA) applicable to the Company and the Company Subsidiary, including each bonus, pension, profit sharing, deferred compensation, incentive compensation, commission, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right or other stock-based compensation, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life insurance or other insurance plan, or other benefit plan, and each employment, retention, consulting, change in control, termination or severance agreement providing benefits to any current or former employee, officer or director of the Company, in each case that is maintained, sponsored or contributed to by the Company, any subsidiary, or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA (collectively, the "Company Benefit Plans"). Except as set forth in Section 3.01(i) of the Company Disclosure Schedule, no current or former employee, officer, consultant or director of the Company or the Company Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting or any other enhancement of any compensation or benefits under any Company Benefit Plan as a result of the Transactions.

         (j) ERISA Compliance.

                  (i) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or the Company Subsidiary could be subject to any liability under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, or any other applicable law that would have, individually or in the aggregate, a material adverse effect on the Company.

                  (ii) Each Company Benefit Plan has been operated and administered in accordance with its terms, except for any failures that would not have, individually or in the aggregate, a material adverse effect on the Company. The Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except for any failures to be in such compliance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the IRS to such effect and no such letter has been revoked. To the knowledge of the Company, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely such favorable determination or the operation of the Benefit Plan, except for any occurrence that would not have, individually or in the aggregate, a material adverse effect on the Company.

                  (iii) Except as any of the following either would not have, individually or in the aggregate, a material adverse effect on the Company, (x) none of the Company, the Company Subsidiary or any ERISA Affiliate has incurred any liability under Title IV of ERISA or other applicable law that has not been paid and no condition exists that presents a risk to the Company, or the Company Subsidiary, or ERISA Affiliate of the Company of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and
         (z) to the knowledge of the Company, there are not any facts or circumstances that would materially change the funded status of any Company Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (iv) Except for disallowances which would not reasonably be expected to have a material adverse effect on the Company, the deduction of any amount payable or benefit provided pursuant to the terms of the Benefit Plans, or any other arrangement, obligation or agreement, whether written or oral, or otherwise will not be subject to disallowance under Section 280G or 162(m) of the Code. No person is entitled to receive any "gross-up" payment from the Company or the Company Subsidiary, the Surviving Corporation or any other person in the event that the excise tax of Section 4999(a) of the Code is imposed on such person.

         (k) Taxes.

                  (i) Each of the Company and the Company Subsidiary has timely filed (after giving effect to any extensions of time to file which were obtained and have not expired) all material Tax (as defined below) returns and Tax reports required to be filed by it and all such returns and reports are complete and correct in all material respects, except to the extent that such failures to file or to be complete or correct would not have, individually or in the aggregate, a material adverse effect on the Company. The Company and the Company Subsidiary has paid all Taxes shown as due on such returns and all material Taxes for which no return was filed, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company or the Company Subsidiary for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or the Company Subsidiary that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the Company. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress and the Company has not received any written notice that any such exam or audit is pending or threatened.

                  (iii) Neither the Company, the Company Subsidiary nor, to the knowledge of the Company, any affiliated, consolidated, combined or unitary group of which the Company is now or ever was a member, has waived any statute of limitations or agreed to any extension of time within which to file any Tax return, which such statute of limitations has not expired or Tax return has not since been timely filed, except for waivers and extensions that individually or in the aggregate would not have a material adverse effect on the Company.

                  (iv) As used in this Agreement, "Taxes" shall include all federal, state, local or foreign income, property, sales, gross receipts, alternative or minimum, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto.

         (l) Voting Requirements. Subject to the provisions of Section 253 of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting called to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

         (m) State Takeover Statutes. The Board of Directors of the Company has approved this Agreement, the Stockholders Agreement and the consummation of the Transactions and, assuming the accuracy of Parent's representation and warranty contained in Section 3.02(d), such approval constitutes approval of the Merger, the Offer and the other Transactions by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to the Merger, the Offer and the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger and the Transactions.

         (n) Brokers. Except for CIBC World Markets Corp. ("CIBC"), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

         (o) Intellectual Property.

                  (i) The Company owns or has the valid right to use all U.S. and foreign patents, trademarks, service marks, trade names, trade dress, corporate names, domain names, copyrights, trade secrets, know-how and other confidential or proprietary technical and business information, inventions (patentable or unpatentable), processes, formulae and software of any kind (including any and all documentation, information, materials, licenses, other agreements or rights, or registrations or applications for registration, relating to any of the foregoing), as well as all goodwill symbolized by any of the foregoing (collectively, "Intellectual Property") necessary to carry on the business of the Company substantially as currently conducted (collectively, the "Company Intellectual Property"), except as would not have, individually or in the aggregate, a material adverse effect on the Company.

                  (ii) Except as would not have, individually or in the aggregate, a material adverse effect on the Company: (i) the activities, products and services of the Company do not infringe upon, to the knowledge of the Company, the Intellectual Property of any other person or entity, or breach the terms of any agreement with respect to the Company's right to use any Company Intellectual Property; (ii) as of the date hereof, there are not claims or suits pending or for which notice has been provided or, to the knowledge of the Company, threatened (A) alleging that the Company's activities, products or services infringe upon or constitute the unauthorized use of any other person or entity's Intellectual Property or (B) challenging the Company's ownership of, right to use, or the validity or enforceability of any license or other agreement relating to, any Company Intellectual Property; and (iii) to the knowledge of the Company, there are no material infringements by third parties of any Company Intellectual Property owned by the Company.

                  (iii) The consummation of the Merger and the other Transactions will not result in the loss by the Company of any rights to Company Intellectual Property, except as would not have, individually or in the aggregate, a material adverse effect on the Company.

         (p)   Certain Contracts.

                  (i) Except for (x) agreements with municipal or county Governmental Entities other than the Significant Local Clients and
         (y) the agreements (the "Confidential Contracts") listed in
         Section 3.01(p) of the Company Disclosure Schedule (the terms of which agreements are subject to nondisclosure restrictions), the Company has made available to Parent copies of each contract and agreement to which the Company or the Company Subsidiary is a party that is material or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company, including, without limitation, to the extent any of the following are material to the business, properties or assets of the Company: (i) employment, personal services, consulting, severance, golden parachute or director, officer or employee indemnification agreements; (ii) agreements with federal or state government clients to provide payment services to citizens (the "Federal and State Clients"); (iii) partnership or joint venture agreements; (iv) real property leases; (v) non-competition agreements; (vi) contracts granting a right of first refusal or first negotiation with respect to any material assets or line of business of the Company; (vii) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 2000; (viii) agreements with credit card organizations or banks relating to the Company's acceptance of credit cards and the processing of credit card transactions; or (ix) any commitments or agreements to enter into any of the foregoing (collectively, with any such contracts entered into in accordance with Section 4.01 hereof, the "Contracts").

                  (ii) (A) There is no default under any Contract or Confidential Contract by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, or to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a material adverse effect on the Company; (B) no party to any such Contract or Confidential Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a material adverse effect on the Company; and (C) all of the Contracts and Confidential Contracts are valid, binding and enforceable in accordance with their terms, except (1) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws or regulations affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity) or (2) in such case where it would not reasonably be expected to have a material adverse effect on the Company. With respect to the Federal and State Clients and Contracts with credit card organizations or banks relating to the Company's acceptance of credit cards and the processing of credit card transactions, to the knowledge of the Company, the Company has not received any notice that any such entity intends to terminate or materially alter or limit its business relationship with the Company. Convenience fees earned by the Company in connection with processing payments for the Federal and State Clients and the Significant Local Clients represent (1) twenty-five of the top thirty clients of the Company and (2) in the aggregate, in excess of 80% of the Company's annual net revenues, in each case as determined by reference to the Company's annual net revenues for the fiscal year ended December 31, 2001. To the knowledge of the Company, its course of dealings with Sacramento County, CA, Monterey County, CA, Sonoma County, CA and Los Angeles Water and Power have been in the ordinary course, consistent with other similar governmental entities.

         (q) Transactions with Affiliates. As of the date hereof, (i) there are no outstanding amounts payable to or receivable from, or advances by the Company or Company Subsidiary to, and the Company is not otherwise a creditor or debtor to, any stockholder, officer, director, employee or affiliate of the Company, and (ii) neither the Company nor the Company Subsidiary is a party to any transaction agreement, arrangement or understanding with any stockholder, officer, director, employee or affiliate of the Company. To the knowledge of the Company, no stockholder, officer, director, employee or affiliate of the Company or the Company Subsidiary has any contract or arrangement with any customer or supplier of the Company or the Company Subsidiary that affects in any material manner the business, financial condition or results of operation of the Company.

         (r) Labor Relations. The Company is not a party to any collective bargaining or other labor union contract applicable to persons employed by the Company and no collective bargaining agreement is being negotiated by the Company. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company, except where such dispute, strike or work stoppage would not have, individually or in the aggregate, a material adverse effect on the Company. As of the date of this Agreement, to the knowledge of the Company, none of the Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

         (s) Title to and Sufficiency of Assets.

                  (i) As of the date hereof, the Company and the Company Subsidiary own, and as of the Effective Time the Company and the Company Subsidiary will own, good and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens, except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof and except where the failure to own such title would not, individually or in the aggregate, have a material adverse effect on the Company. Such assets, together with all assets held by the Company and the Company Subsidiary under leases, licenses or contracts, including all tangible and intangible personal property and rights necessary or required for the operation of the businesses of the Company as presently conducted, except for such assets, leases, licenses or contracts, the failure to have would not, individually or in the aggregate, have a material adverse effect on the Company.

                  (ii) Neither the Company nor the Company Subsidiary owns any real property. Section 3.01(s) of the Company Disclosure Schedule sets forth a list of all real property leased or subleased on behalf of the Company (the "Leased Real Property"). With respect to the Leased Real Property, the Company has not entered into any written sublease, license, option, right, concession or other agreement or arrangement granting to any portion thereof or interest therein, except as disclosed in
         Section 3.01(s) of the Company Disclosure Schedule.

         (t) Environmental Matters. The Company and the Company Subsidiary are and have been in compliance with all applicable environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except where such non-compliance, failure to obtain an Environmental Permit or obligation, cost or liability would not, individually or in the aggregate, have a material adverse effect on the Company. To the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future except where such non-compliance would not, individually or in the aggregate, have a material adverse effect on the Company. To the knowledge of the Company, there are no past or present actions or activities, including, without limitation, the release, emission, discharge or disposal of any Hazardous Substances at any site presently or previously owned by the Company or the Company Subsidiary in the conduct of their business that could reasonably likely form the basis of any claim against the Company or the Company Subsidiary under Environmental Laws, except for such claims as would not, individually or in the aggregate, have a material adverse effect on the Company.

         (u) Insurance. The Company and the Company Subsidiary carry or are entitled to the benefits of insurance as the Company believes are in such character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a material adverse effect on the Company. The Company has made, or caused to been made, any and all payments required to maintain such policies in full force and effect, except where the failure to make any such payments, in the aggregate, would not have a material adverse effect on the Company.

         (v) Opinion of Financial Advisor. The Company has received the opinion of CIBC World Markets Corp., dated the date hereof, to the effect that, as of such date, the Offer Price is fair from a financial point of view to the stockholders of the Company; it being understood and acknowledged by Parent and Purchaser that such opinion has been rendered for the benefit of the Company Board and is not intended to, and may not, be relied upon by Parent, Purchaser, their affiliates or their respective stockholders.

         Section 3.02 Representations and Warranties of Parent. Parent represents and warrants to the Company as follows:

         (a) Organization, Standing and Corporate Power. Each of Parent and Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to Purchaser, for those jurisdictions where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a material adverse effect on Parent. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have, individually or in the aggregate, a material adverse effect on Parent. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its and the Purchaser's certificate of incorporation and by-laws (or similar organizational documents).

         (b) Authority; Noncontravention. Each of Parent and Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligation under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws (or similar organizational documents) of Parent or Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, instrument, permit or license to which Parent or any of its subsidiaries is a party or by which Parent, any of Parent's subsidiaries or any of their respective properties or assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent, Purchaser or any of their subsidiaries in connection with the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) the Offer Documents, and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby;
(2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a pre-merger notification and report form by Parent under the HSR Act and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions, if applicable, and the expiration of any mandatory waiting periods thereunder; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent or Purchaser to perform its obligations under this Agreement.

         (c) Information Supplied. In addition to the representations and warranties of Parent and Purchaser contained in Sections 1.01(b) and 1.02(b), none of the information supplied or to be supplied by Parent or Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (d) Ownership of Company Common Stock. Neither Parent, Purchaser nor any of their subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares.

         (e) Sufficient Funds. Parent has, and will make available to Purchaser, sufficient funds to purchase all of the Shares outstanding at the Offer Price.

         (f) Brokers. Except for Adams, Harkness & Hill, Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

         (g) No Prior Activities. Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has no subsidiaries and has undertaken no business activities other than in connection with entering into this Agreement and engaging in the transactions contemplated by this Agreement.

                                ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.01 Conduct of Business of the Company. Except as set forth in Section 4.01 of the Company Disclosure Schedule, except as otherwise expressly permitted, required or contemplated by this Agreement or except as consented to in writing by Parent (provided that with respect to clauses (l), (m), (n) and (o) of this Section 4.01 such consent not to be unreasonably withheld or delayed) during the period from the date of this Agreement to the earlier of the Effective Time and the appointment or election of Parent's designees to the Company Board pursuant to Section
1.03 (such earlier time, the "Control Time"), the Company shall carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organization, to keep available the services of its current officers and other current key employees and to maintain satisfactory relationships with those Governmental Entities, vendors, merchants and other persons having significant business dealings with the Company. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Control Time, the Company shall not and shall not permit the Company Subsidiary to:

         (a) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options under the Company Stock Option Plans or in connection with other awards under the Company Stock Option Plans outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b) or (z) except pursuant to agreements entered into with respect to the Company Stock Option Plans, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than: (i) Company Stock Options granted under clause (y) below or;
(ii) the issuance of Company Common Stock upon (A) the exercise of Company Stock Options or (B) in connection with other awards under the Company Stock Option Plans, which in the case of either (A) or (B) are (x) outstanding as of the date hereof in accordance with their present terms or
(y) granted after the date hereof with the written consent of Parent);

         (c) amend its certificate of incorporation or by-laws;

         (d) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

         (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

         (f) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than a wholly owned subsidiary, except in the ordinary course of business consistent with past practice;

         (g) take, or agree to commit to take, any action that would or is reasonably likely to result in any representation or warranty becoming untrue or any of the conditions to the Offer set forth in Annex A or any of the conditions to the Merger set forth in Article VI not being satisfied, or that would materially impair the ability of the Company, Parent, Purchaser or the holders of Shares to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation;

         (h) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or the Company Subsidiary;

         (i) increase the compensation payable or to become payable to the Company's or Company's Subsidiary directors, officers or employees or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee of the Company or the Company Subsidiary (except with respect to the payment of severance pay to non-Continuing Employees to the extent permitted by Section 5.06(a)); or establish, adopt, enter into, or, except as may be required to comply with applicable law or as permitted under Section 2.04, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except in any such case as related to employees in the ordinary course of business and to the extent such action or amendment does not (and is not expected to) to result in increased expenses, costs or liabilities in excess of $50,000 in the aggregate;

         (j) knowingly violate or knowingly fail to perform, in any material respect, any obligation or duty imposed upon the Company or the Company Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

         (k) make any change to accounting policies, practices or procedures (other than actions required to be taken as a result of a change in law or GAAP);

         (l) prepare or file any material Tax Return inconsistent with past practice or, on any such Tax Return, take any material position, make any material election, or adopt any material method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

         (m) settle or compromise any claims or litigation, including any federal, state, local or foreign income tax dispute, where (i) the consideration paid by the Company, in the aggregate, has a fair market value in excess of $100,000 or (ii) there are potential criminal liabilities;

         (n) other than in the ordinary course of business consistent with past practice, enter into, terminate or materially amend any agreement or contract to which the Company is a party (provided, however, that nothing in this Section 4.01 shall prevent the Company from renewing any existing contract with any Governmental Entities), (i) having a remaining term in excess of six months and (ii) which involves or is expected to involve future receipt or payment of $100,000 or more during the term thereof, or waive, release or assign any material rights or claims under any such agreement or contract; or purchase any real property, or make or agree to make any new capital expenditure or expenditures which in the aggregate exceed $100,000;

         (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms, of any such claims, liabilities or obligations (in each case not related to pending litigation) reflected or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; or

         (p) authorize, recommend, propose, commit or agree to take, or announce an intention to take, any of the foregoing actions.

         Section 4.02 No Solicitation by the Company.

         (a) The Company and the Company Subsidiary and each of their respective affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries) shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Company Takeover Proposal (as defined below). From the date of this Agreement through the Effective Time, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its or its subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal which constitutes, or is reasonably likely to lead to, any Company Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any proposal for a Company Takeover Proposal, or (iii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, at any time, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it would be inconsistent with the Board's fiduciary duties to the Company and its stockholders or otherwise breach or violate applicable law (based on the advice of outside counsel), the Company may, in response to a bona fide, written Company Takeover Proposal not solicited in violation of this Section 4.02(a) that the Board of Directors of the Company believes in good faith would result in a Company Superior Proposal (as defined in Section 4.02(b)), subject to providing 48 hour prior written notice of its decision to take such action to Parent and identifying the person making the proposal and all the material terms and conditions of such proposal (the "Company Notice") and compliance with Section 4.02(c), following delivery of the Company Notice (i) furnish information with respect to the Company to any person making such a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) on terms no more favorable to such person than the terms contained in the Confidentiality Agreement between Company and Parent (provided that such confidentiality agreement may omit a standstill provision if the Company Notice contains a release of Parent from any standstill obligation, if such standstill provision has not previously been released), and (ii) participate in discussions or negotiations regarding such a Company Takeover Proposal. Any violation of the foregoing restrictions by any of the Company's representatives, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (v) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the Company, (w) direct or indirect acquisition or purchase of a substantial interest in any class of equity securities of the Company, (x) tender offer or exchange offer that if consummated would result in any person beneficially owning a substantial interest in any class of equity securities of the Company, (y) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement or (z) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or Offer or which could reasonably be expected to dilute or adversely affect materially the benefits to Parent of the transactions contemplated by this Agreement or the Stockholder Agreement.

         (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of the Company nor any committee thereof shall (i) after receipt of a Company Takeover Proposal, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, based on the advice of outside legal counsel and after consultation with a nationally recognized investment banking firm serving as financial advisor to the Company, that the value of the consideration provided in such proposal, at the time of such determination by the Board of Directors, exceeds the Merger Consideration and that the Company Takeover Proposal is a Company Superior Proposal, the Board of Directors of the Company may (subject to this and the following sentences) (x) withdraw or adversely modify its approval or recommendation of the Transactions or the matters to be considered at the Company Stockholders Meeting, (y) approve or recommend such Company Superior Proposal and/or (z) terminate this Agreement and, if it so chooses, enter into a Company Acquisition Agreement with respect to such Company Superior Proposal, but only after the third full business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to terminate this Agreement and only if, during such three-day period, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on terms and conditions substantially equivalent to the Company Superior Proposal; it being understood and agreed that should Parent not seek to proceed with the transactions contemplated herein on such adjusted terms, the Company may solicit additional Company Takeover Proposals. For purposes of this Agreement, a "Company Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Offer and Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is highly likely to be obtained by such third party.

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly, and in any event within 24 hours, advise Parent orally and in writing of any Company Takeover Proposal (or any inquiry which could lead to a Company Takeover Proposal) and keep Parent informed, on a current basis, of the continuing status thereof and shall contemporaneously provide to Parent all materials provided to or made available to any third party pursuant to this
Article IV which were not previously provided to Parent.

         (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

         Section 4.03 Third Party Standstill Agreements. Except as permitted in connection with a Company Takeover Proposal under Section 4.02, during the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any standstill agreement to which the Company is a party (other than, to the extent mutually agreed between Parent and the Company, any such agreement involving Parent). Except as permitted in connection with a Company Takeover Proposal under Section 4.02, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

         Section 5.01 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Agreement dated April 17, 2002, between Parent and the Company (the "Confidentiality Agreement"), the Company shall afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access, and permit them to make such inspections and copies as they may reasonably require, during normal business hours during the period prior to the Effective Time to the Company's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, and reasonably make available to Parent all personnel of the Company knowledgeable about matters relevant to such inspections. No review pursuant to this Section 5.01 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by the Company. Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         Section 5.02 Reasonable Best Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Nothing set forth in this Section 5.02 will limit or affect actions permitted to be taken pursuant to Section 4.02.

         Section 5.03 Indemnification, Exculpation and Insurance.

         (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless from liabilities for acts or omissions occurring at or prior to the Effective Time those classes of persons currently entitled to indemnification from the Company and the Company Subsidiary (and any other subsidiary formed after the date hereof with the written consent of Parent) as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and to cause the Surviving Corporation in the Merger to assume, without further action, as of the Effective Time any indemnification agreements of the Company in effect as of the date hereof; provided, however, that (i) those persons entitled to recovery pursuant to the terms of those insurance policies issued to Imperial Bancorp and Comerica Incorporated as set forth in Section 5.03(c) of the Company Disclosure Schedule (including any endorsements and/or replacements thereto, the "Insurance Policies") shall not be entitled to duplication of recovery under the Insurance Policies, on the one hand, and from Parent or the Surviving Corporation, on the other, and (ii) Parent and the Surviving Corporation shall be subrogated to the rights of those persons entitled to recover pursuant to the Insurance Policies; provided, that the timing and amount of any recovery under the Insurance Policies shall not affect Parent's or the Surviving Corporation's obligations pursuant to this
Section 5.03. The parties agree to use commercially reasonable efforts to ensure that there is no duplication of recovery under the Insurance Policies and this Section 5.03. Subject to clauses (i) and (ii) of the preceding sentence, Parent also agrees to, or shall cause the Surviving Corporation to, advance expenses to any such person promptly upon receipt of an undertaking from such person that such expenses shall be repaid should it be ultimately determined that such person is not entitled to indemnification. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of Parent or any of its subsidiaries will be entitled to indemnification under Parent's or any of its subsidiaries' certificate of incorporation and by-laws (or comparable organizational documents), as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of Parent or any of its subsidiaries.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) except for any disposition of assets by the Surviving Corporation required by applicable law in connection with the Merger, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.03.

         (c) Pursuant to the Executive Liability and Indemnification Polices Maintenance Agreement between Company and Comerica Incorporated, dated as the date hereof, the parties hereby acknowledge that the Company's directors and officers shall be insured for any acts of omissions occurring prior to the Effective Time pursuant to the Insurance Policies. Parent shall, or shall cause the Surviving Corporation, to make all deductible payments relating to claims under such Insurance Policies.

         (d) The provisions of this Section 5.03 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         Section 5.04 Fees and Expenses.

         (a) Except as provided in this Section 5.04, all fees and expenses incurred in connection with the Transactions, this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         (b) In the event that this Agreement is terminated by the Company pursuant to Section 7.01(c)(ii), then simultaneously with any such termination, the Company shall pay Parent a fee of $1.75 million, by wire transfer of same day funds.

         (c) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) solely as a result of the failure of the Minimum Condition having been satisfied and (B) within 12 months following the date of such termination the Company enters into a Company Acquisition Agreement with the party (or an affiliate thereof) who initiated the Pre-Termination Takeover Proposal Event, then the Company shall, upon the date the transactions set forth in such Company Acquisition Agreement are consummated, pay Parent a fee equal to $1.75 million by wire transfer of same day funds. A "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Company Takeover Proposal shall have been publicly made directly to the Company's stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal.

         (d) In the event that this Agreement is terminated by the Parent pursuant to Section 7.01(d)(iv), then simultaneously with any such termination, the Company shall pay Parent a fee of $1.75 million, by wire transfer of same day funds.

         Section 5.05 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Stock Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         Section 5.06 Employee Matters

         (a) Parent hereby agrees that individuals identified as continuing employees ("Continuing Employees") in Section 5.06(a)(1) of the Company Disclosure Schedule and who are employed by the Company as of the Closing shall continue to be employed by the Surviving Corporation immediately following the Closing. Upon request of Parent, Company shall terminate the employment or services of all individuals not identified as a Continuing Employee as soon as practicable following the earlier to occur of (i) the consummation of the Offer or (ii) Parent's waiver of the conditions to the Offer set forth in Annex A upon an extension of the Offer. Each such terminated employee shall receive the severance pay as determined pursuant to Section 5.06(c) of the Company Disclosure Schedule with respect to such employee. Each Continuing Employee identified as a transition employee in
Section 5.06(a)(1) of the Company Disclosure Schedule (a "Transition Employee") shall receive the severance pay as determined pursuant to
Section 5.06(c) of the Company Disclosure Schedule with respect to such employee upon the earlier to occur of (i) termination of the Transition Employee's employment by Parent or the Surviving Corporation (other than a termination for cause as defined in Section 5.06(c) of the Company Disclosure Schedule), or (ii) the completion of the respective Transition Employee's transition period set forth in Section 5.06(a)(1) of the Company Disclosure Schedule. Prior to the consummation of the Offer, the Company shall assist Parent in causing, and Parent shall reasonably endeavor to cause, each Continuing Employee who is identified in Section 5.06(a)(1) of the Company Disclosure Schedule as key employee ("Key Employee") to enter an employment agreement substantially in the form as set forth 5.06(a)(2) of the Company Disclosure Schedule which shall provide for base salary equal to or exceeding the respective employee's salary on the date hereof (which base salary the Company represents has not been increased since April 15, 2002). Except as modified or amended with the consent of a Continuing Employee, or actions taken in furtherance thereof, Parent hereby agrees, and agrees to cause the Surviving Corporation, to comply with the terms and make required payments when due under (and not to attempt to invalidate), each of the contracts and agreements identified in Section 3.01(i) of the Company Disclosure Schedule. Neither this Section 5.06 nor any other provision of this Agreement shall limit the ability or right of the Company to terminate the employment of any of its employees after the Closing (subject to any rights of any such employee pursuant to a written contract or agreement).

         (b) From and after the Closing, for purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Parent, Parent shall use commercially reasonable efforts, or shall cause the Surviving Corporation to use commercially reasonable efforts, to cause each such plan, program or arrangement, to the extent permitted by applicable law, to treat the prior service with the Company and its affiliates of each person who is an employee of the Company or its subsidiaries immediately prior to the Closing (a "Company Employee") (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its affiliates prior to the Closing) as service rendered to Parent or its subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but not benefit accrual under defined benefit pension plans); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. To the extent that following the Closing, a Continuing Employee participates in a Parent Benefit Plan, Parent shall use commercially reasonable efforts to cause each Parent Benefit Plan to waive any preexisting condition which was waived under the terms of any Company Benefit Plan immediately prior to the Closing or waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing. Parent shall recognize any accrued but unused vacation time of the Company Employees as of the Closing Date to the extent accrued in Company's books and records, and Parent shall cause the Company and its subsidiaries to provide such paid vacation.

         (c) For a period of eleven months following the Effective Time Parent shall provide, or shall cause the Surviving Corporation, the Company or their affiliates to provide to each Company Employee who is a Continuing Employee with each such entity with employee benefits that are no less favorable in the aggregate than those provided to comparable employees of the Parent. Parent shall, or shall cause the Surviving Corporation, to provide severance pay to any Continuing Employee whose employment is terminated by Parent or the Surviving Corporation (other than a termination for cause as defined in Section 5.06(c) of the Company Disclosure Schedule), or any of their respective subsidiaries, during the period beginning on the Closing Date and ending eleven months following the Effective Time. In connection with the preceding sentence, the amount of severance payable to any such terminated Company Employee shall be as determined pursuant to Section 5.06(c) of the Company Disclosure Schedule with respect to such employee.

         (d) Parent acknowledges that for purposes of all the applicable Company Benefit Plans identified on Schedule 3.01 of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will constitute a "Change in Control" of the Company (as that term is defined in such plans, agreements and arrangements). Parent and the Company further acknowledge that all plans set forth in the subsection entitled "Employee Benefit Plans" on
Section 3.01(i) of the Company Disclosure Schedule will be terminated at the Effective Time or as soon as practicable thereafter and shall each use commercially reasonable efforts to cause such termination.

         (e) Other than filing the appropriate Tax returns with applicable Governmental Entities, prior to consummation of the Offer the Company shall have taken all legally required steps to cause the termination of the U.S. Audiotex LLC Employee Pension Plan and to cause all account funds pursuant to such plan to be distributed to participants prior to the consummation of the Effective Time.

         Section 5.07 Purchaser Compliance. Parent shall cause Purchaser to comply with all of its obligations under or related to this Agreement.

         Section 5.08 Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Merger, the Offer, this Agreement or the Stockholder Agreement without the prior written consent of Parent, which consent may not be unreasonably withheld. Except as permitted in Section 4.02, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger or the Transactions and shall cooperate with Parent and Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

         Section 5.09 Consents. The Company shall use all commercially reasonable efforts to obtain the consents set forth in Section 5.09 of the Company Disclosure Schedule and each consent shall be reasonably acceptable to Parent.

                                ARTICLE VI

                            CONDITIONS PRECEDENT

         Section 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

         (b) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation or permanent injunction, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Offer, the Merger or the material transactions contemplated thereby; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (c) Purchase of Shares in the Offer. Parent, Purchaser or their affiliates shall have accepted for payment and paid for all of the Shares tendered pursuant to the Offer, except that this condition shall not apply if Parent, Purchaser or their affiliates shall have failed to purchase Shares pursuant to the Offer in breach of their obligations under this Agreement.

         (d) Frustration of Closing Conditions. None of Parent, Purchaser or the Company may rely on the failure of any condition set forth in
Section 6.01 to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Offer, the Merger and the other Transactions, as required by and subject to Section 5.02.

                                ARTICLE VII

                     TERMINATION, AMENDMENT AND WAIVER

         Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company:

                  (i) if the Offer shall have expired in accordance with the terms of this Agreement without any Shares being purchased therein; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date or if the failure of a condition to this Agreement results from facts or circumstances that constitute a breach of any representation or warranty under this Agreement by such party;

                  (ii) if the Offer shall not have been consummated by September 1, 2002 or such date as the Offer shall have been extended pursuant to Section 1.01(a); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Offer to be consummated by such time or if the failure of a condition to this Agreement results from facts or circumstances that constitute a breach of any representation or warranty under this Agreement by such party; or

                  (iii) if any Restraint having any of the effects set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

         (c) by the Company:

                  (i) if at any time prior to the consummation of the Offer Parent or Purchaser shall have breached or failed to perform in any material respect any of their respective material representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
         (A) would give rise to the failure of a condition set forth in
         Section 6.3 and (B) cannot be or has not been cured within 10 days after the giving of written notice to Parent or Purchaser, as applicable, except, in any case, for such breaches or failures to perform which are not, in the Company's opinion, reasonably likely to adversely affect Parent's or Purchaser's ability to complete the Offer or the Merger;

                  (ii) if the Board of Directors of the Company shall have exercised its termination rights set forth in Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (ii) to be deemed effective, the Company shall have complied with all provisions of (A) Section 4.02, including the notice provisions therein and (B) Section 5.04(b), including the timing of such payment; or

                  (iii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer in accordance with Section 1.01(a); provided, that the Company may not terminate this Agreement pursuant to this Section 7.01(c)(iii) if the cause of such failure was due to any action or failure to act on the part of the Company;

         (d) by Parent or Purchaser:

                  (i) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (except where the breach of such representations or warranties results from changes specifically permitted by the Agreement or from any transaction expressly consented to in writing by Parent) which (A) would give rise to the failure of a condition set forth in Annex A hereto and (B) cannot be or has not been cured within 10 days after the giving of written notice to the Company;

                  (ii) if, due to an occurrence not involving a breach by Parent or Purchaser of their respective obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer in accordance with Section 1.01(a);

                  (iii) if either Parent or Purchaser is entitled to terminate the Offer as a result of the occurrence of an event set forth in paragraph (b) of Annex A hereto; or

                  (iv) if (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Company Takeover Proposal (whether or not in compliance with Section 5.04(b)) or (B) the Board of Directors of the Company thereof shall have resolved to take any of the foregoing actions.

         Section 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company, Parent or Purchaser as provided in
Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of the last sentence of
Section 5.01, Section 5.04, this Section 7.02 and Article VIII, which provisions survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful breach by such party of any of its representations or warranties, or for any material breach of its covenants or agreements, in each case as set forth in this Agreement.

         Section 7.03 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties and approved by the Original Directors if required by Section 1.03.

         Section 7.04 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and approved by the Original Directors if required by Section
1.03. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                               ARTICLE VIII

                             GENERAL PROVISIONS

         Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Purchaser, to:

                                 Tier Technologies, Inc.
                                 1350 Treat Blvd., Suite 250
                                 Walnut Creek, CA  94596
                                 Telecopy No.:  (925) 937-3902
                                 Attention:  James L. Bildner

                                 with a copy to:

                                 Farella Braun + Martel LLP
                                 235 Montgomery St.
                                 San Francisco, CA 94104
                                 Telecopy No.: (415) 954-4480
                                 Attention:   Bruce R. Deming, Esq.

         (b) if to the Company, to

                                 Official Payments Corporation
                                 3 Landmark Square
                                 Stamford, CT  06901
                                 Telecopy No.:  (203) 969-0305
                                 Attention: General Counsel

                                 with copies to:

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 Four Times Square
                                 New York, New York 10036
                                 Telecopy No.: (212) 735-2000
                                 Attention: Eric J. Friedman, Esq.

         Section 8.03 Definitions. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

         (b) "Environmental Law" means any foreign, federal, state or local law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances;

         (c) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law;

         (d) "Hazardous Substances" means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (ii) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste or for which liability or standards of care are imposed under any applicable Environmental Law;

         (e) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, properties, assets (whether tangible or intangible), condition (financial or otherwise), operations or results of operations of such party and its subsidiaries taken as a whole, or a material adverse effect on the ability of such party to perform its obligations under this Agreement or on the ability of the party to consummate the Offer, the Merger and the other Transactions without material deviation from the time frame such actions would otherwise be consummated in the absence of such effect; provided that material adverse effect shall not include any change, effect, event or occurrence relating to (i) the economy or securities markets of the United States or any other region in general, (ii) this Agreement or the transactions expressly contemplated hereby or the announcement thereof, or (iii) the industry in which the Company or Parent, as the case may be, operates in general, and not specifically relating to the Company or Parent or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

         (f) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

         (g) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         (h) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers after due inquiry.

         Section 8.04 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, index of terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         Section 8.05 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and
(b) except for the provisions of Article II and Section 5.03, are not intended to confer upon any person other than the parties any rights or remedies.

         Section 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent; provided, that Parent shall be obligated to cause such subsidiary to comply with its obligations under or related to this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.09 Consent to Jurisdiction. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

         Section 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.



                [remainder of page intentionally left blank]




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       Tier Technologies, Inc.


                                       By: /s/ James L. Bildner
                                           ---------------------------------
                                           Name:  James L. Bildner
                                           Title: Chairman & CEO


                                       Kingfish Acquisition Corporation


                                       By: /s/ James L. Bildner
                                           ---------------------------------
                                           Name:  James L. Bildner
                                           Title: CEO


                                       Official Payments Corporation


                                       By: /s/ Thomas R. Evans
                                           ----------------------------------
                                           Name:  Thomas R. Evans
                                           Title: Chairman & CEO



                                                               ANNEX A


         Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and (except in the case of clause (a), (b) or (g)) continuing in effect for a period of 10 days following notice by the Parent to the Company, any of the following events shall occur (other than as a result of any action or inaction of Parent or any of its subsidiaries which constitutes a breach of this Agreement):

         (a) there shall be any statute, rule, regulation, judgment, order or injunction issued, enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger or any other action shall be taken by any Governmental Entity (other than actions taken by any Governmental Entity pursuant to any state or federal antitrust law, including without limitation the HSR Act) (i) prohibiting or imposing any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective subsidiaries or affiliates) of their or the Company's businesses or assets, (ii) restraining or prohibiting the making or consummation of the Offer, the Merger or the performance of any of the other transactions contemplated by this Agreement, (iii) imposing material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer, and the Merger, (iv) imposing material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders or (v) otherwise is reasonably likely to materially adversely affect the Purchaser or the Company taken as a whole;

         (b) the Company shall have entered into any Company Acquisition Agreement with respect to any Company Superior Proposal in accordance with
Section 4.02(b) of this Agreement, the Board of Directors of the Company has withdrawn or modified the approval or recommendation by such Board of the Merger in accordance with 4.02(b) of this Agreement or the Company or its directors or representatives have taken any other action, whether or not in accordance with the Agreement, that permits Parent to terminate this Agreement in accordance with Section 7.01;

         (c) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or material adverse effect shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the scheduled expiration of the Offer, except where the failure of such representations and warranties to be so true and correct results directly from changes specifically permitted by this Agreement or from any transaction expressly consented to in writing by Parent;

         (d) the Company shall have breached or failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement at or immediately prior to consummation of the Offer;

         (e) any third party shall not have given its written consent as required under the applicable contract in identified in Section 5.09 of the Company Disclosure Schedule;

         (f) twenty percent or more of the Key Employees shall not have entered into written employment agreements with the Company as provided in
Section 5.06(a) of this Agreement;

         (g) there shall have occurred any change, event, condition, fact or set of facts, or development which has had or would reasonably be expected to have a material adverse change with respect to the Company; or

         (h) this Agreement shall have been terminated in accordance with its terms;

which in the reasonable judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser) giving rise to such condition makes it inadvisable to proceed with the Merger, the Offer and/or with such acceptance for payment of or payment for Shares.

         The foregoing conditions are for the sole benefit of Parent and Purchaser, may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         Terms used, but not defined, in this Annex A shall have the meanings given to them in the Agreement.